Exhibit 99.1
Palantir Reports Its Third Consecutive Quarter of GAAP Profitability; GAAP EPS of $0.01 in Q2 2023
8/7/2023
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the second quarter ended June 30, 2023.
Q2 2023 Highlights
•GAAP net income of $28 million
◦Third consecutive quarter of GAAP profitability
•GAAP income from operations of $10 million, representing a 2% margin
◦Second consecutive quarter of GAAP operating profitability
•GAAP earnings per share (“EPS”) of $0.01
•Adjusted EPS of $0.05
•Revenue grew 13% year-over-year to $533 million
•Commercial revenue grew 10% year-over-year to $232 million
◦US commercial revenue grew 20% year-over-year to $103 million
•Government revenue grew 15% year-over-year to $302 million
◦International government revenue grew 31% year-over-year to $76 million
•Customer count grew 38% year-over-year and 8% quarter-over-quarter
◦US commercial customer count increased 35% year-over-year, from 119 customers in Q2 2022 to 161 customers in Q2 2023
•Adjusted income from operations of $135 million, representing a margin of 25%
•Cash from operations of $90 million, representing a 17% margin
•Adjusted free cash flow of $96 million, representing a 18% margin
•Cash, cash equivalents, and short-term U.S. treasury securities of $3.1 billion
H1 2023 Highlights
•Revenue of $1.1 billion
•GAAP net income of $45 million, representing a 4% margin
•GAAP income from operations of $14 million, representing a 1% margin
•Adjusted income from operations of $260 million, representing a 25% margin
•Cash from operations of $278 million, representing a 26% margin
•Adjusted free cash flow of $285 million, representing a 27% margin

Q2 2023 Financial Summary

(Amounts in thousands, except percentages and per share amounts)	Second Quarter
	Amount
Revenue	$533,317
Year-over-year growth	13%

	Amount	Margin
Income from Operations	$10,074	2%
Adjusted Income from Operations	$135,035	25%
Cash from Operations	$90,192	17%
Adjusted Free Cash Flow	$96,028	18%
Net Income Attributable to Common Stockholders	$28,127
Adjusted Net Income Attributable to Common Stockholders	$119,549
Adjusted EBITDA	$143,434	27%
GAAP EPS, Diluted	$0.01
Adjusted EPS, Diluted	$0.05

Outlook
For Q3 2023, we expect:
•Revenue of between $553 - $557 million.
•Adjusted income from operations of $135 - $139 million.
•GAAP net income.
For full year 2023:
•We are raising our revenue guidance to in excess of $2.212 billion.
•We are raising our adjusted income from operations guidance to in excess of $576 million.
•We continue to expect GAAP net income in each quarter.
Share Repurchase Program
Our Board of Directors has authorized a stock repurchase program of up to $1.0 billion of our outstanding Class A common stock.

The timing and the amount of any repurchased common stock will be determined by Palantir’s management, based on factors including achieving an additional quarter of profitability, amongst others. The repurchase program is expected to be executed through open market purchases (including pre-set trading plans, subject to any applicable cooling-off periods) or other transactions in accordance with all applicable securities laws. The repurchase program has no mandated end date, no minimum purchase commitment, and is dependent upon management’s assessment of a variety of factors, including but not limited to business and market conditions, and corporate and regulatory requirements, in accordance with all applicable securities laws. The repurchase program does not obligate us to repurchase any particular amount of common stock and may be suspended or discontinued at any time at Palantir’s discretion without prior notice, subject to all applicable securities laws.
CEO Letter
Palantir CEO Alex Karp’s quarterly letter to shareholders is available through Palantir’s website at https://www.palantir.com/q2-2023-letter.
Earnings Webcast

A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our second quarter ended June 30, 2023 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantir-earnings-q2-2023. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, our expectations regarding potential eligibility or inclusion in market indices, our expectations regarding our share repurchase program, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K for the fiscal year ended December 31, 2022 and other filings and reports that we may file from time to time with the SEC, including our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the ongoing Russia-Ukraine conflict, rising inflation and interest rates in the U.S. and in other countries, monetary policy changes, financial services sector instability, and foreign currency fluctuations, on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release and our earnings webcast, total contract value (“TCV”) closed, remaining performance obligations, and total remaining deal value each reflect the total values of contracts that have been entered into with, or awarded by, our government and commercial customers.
TCV closed includes existing contractual obligations and presumes the exercise of all contract options available to our customers and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised.
Remaining performance obligations represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
Total remaining deal value is the total remaining value of contracts and includes existing contractual obligations and unexercised contract options available to those customers. Total remaining deal value presumes the exercise of all contract options and no termination of contracts; however, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Total remaining deal value excludes all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted earnings (loss) per share (“EPS”), diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contact

Investor Relations
investors@palantir.com
Media
media@palantir.com

Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$533,317	$473,010	$1,058,503	$919,367
Cost of revenue (1)	106,899	102,224	214,544	196,627
Gross profit	426,418	370,786	843,959	722,740
Operating expenses:
Sales and marketing (1)	184,163	168,875	371,256	329,360
Research and development (1)	99,533	88,171	189,633	176,772
General and administrative (1)	132,648	155,485	268,881	297,792
Total operating expenses	416,344	412,531	829,770	803,924
Income (loss) from operations	10,074	(41,745)	14,189	(81,184)
Interest income	30,310	1,472	51,163	2,019
Interest expense	(1,317)	(670)	(2,592)	(1,264)
Other income (expense), net	(9,024)	(135,798)	(11,885)	(195,668)
Income (loss) before provision for income taxes	30,043	(176,741)	50,875	(276,097)
Provision for income taxes	2,171	2,588	3,852	4,611
Net income (loss)	27,872	(179,329)	47,023	(280,708)
Less: Net income (loss) attributable to noncontrolling interests	(255)	—	2,094	—
Net income (loss) attributable to common stockholders	$28,127	$(179,329)	$44,929	$(280,708)
Net earnings (loss) per share attributable to common stockholders, basic	$0.01	$(0.09)	$0.02	$(0.14)
Net earnings (loss) per share attributable to common stockholders, diluted	$0.01	$(0.09)	$0.02	$(0.14)
Weighted-average shares of common stock outstanding used in computing net earnings (loss) per share attributable to common stockholders, basic	2,131,224	2,054,799	2,119,567	2,045,604
Weighted-average shares of common stock outstanding used in computing net earnings (loss) per share attributable to common stockholders, diluted	2,278,155	2,054,799	2,252,205	2,045,604
—————
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$8,004	$11,211	$17,181	$22,888
Sales and marketing	38,131	49,405	77,666	98,677
Research and development	23,192	24,978	43,116	51,883
General and administrative	44,874	60,175	90,952	121,644
Total stock-based compensation	$114,201	$145,769	$228,915	$295,092

Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of June 30,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,055,923	$2,598,540
Marketable securities	2,047,329	35,135
Accounts receivable, net	375,756	258,346
Prepaid expenses and other current assets	97,906	149,556
Total current assets	3,576,914	3,041,577
Property and equipment, net	54,097	69,170
Operating lease right-of-use assets	199,661	200,240
Other assets	149,592	150,252
Total assets	$3,980,264	$3,461,239
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,613	$44,788
Accrued liabilities	184,617	172,715
Deferred revenue	260,335	183,350
Customer deposits	183,964	141,989
Operating lease liabilities	51,855	45,099
Total current liabilities	685,384	587,941
Deferred revenue, noncurrent	50,408	9,965
Customer deposits, noncurrent	3,099	3,936
Operating lease liabilities, noncurrent	194,134	204,305
Other noncurrent liabilities	12,101	12,655
Total liabilities	945,126	818,802
Stockholders’ equity:
Common stock	2,149	2,099
Additional paid-in capital	8,773,043	8,427,998
Accumulated other comprehensive loss, net	(5,209)	(5,333)
Accumulated deficit	(5,814,509)	(5,859,438)
Total stockholders’ equity	2,955,474	2,565,326
Noncontrolling interests	79,664	77,111
Total equity	3,035,138	2,642,437
Total liabilities and equity	$3,980,264	$3,461,239

Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net income (loss)	$47,023	$(280,708)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,719	9,207
Stock-based compensation	228,915	295,092
Noncash operating lease expense	22,724	20,246
Unrealized and realized (gain) loss from marketable securities, net	11,078	201,341
Noncash consideration	(20,166)	(4,600)
Other operating activities	(17,817)	(623)
Changes in operating assets and liabilities:
Accounts receivable, net	(113,663)	(75,739)
Prepaid expenses and other current assets	1,091	(34,820)
Other assets	(3,485)	8,087
Accounts payable	(39,057)	(19,985)
Accrued liabilities	13,780	28,850
Deferred revenue, current and noncurrent	115,868	(11,681)
Customer deposits, current and noncurrent	40,144	(19,314)
Operating lease liabilities, current and noncurrent	(25,603)	(17,331)
Other noncurrent liabilities	17	(114)
Net cash provided by operating activities	277,568	97,908
Investing activities
Purchases of property and equipment	(8,689)	(20,673)
Purchases of marketable securities	(2,936,939)	(89,500)
Proceeds from sales and redemption of marketable securities	948,866	19,009
Proceeds from sales of alternative investments	51,072	—
Net cash used in investing activities	(1,945,690)	(91,164)
Financing activities
Proceeds from the exercise of common stock options	116,273	47,541
Other financing activities	394	307
Net cash provided by financing activities	116,667	47,848
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(1,855)	(6,341)
Net decrease in cash, cash equivalents, and restricted cash	(1,553,310)	48,251
Cash, cash equivalents, and restricted cash - beginning of period	2,627,335	2,366,914
Cash, cash equivalents, and restricted cash - end of period	$1,074,025	$2,415,165

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income (loss) from operations	$10,074	$(41,745)	$14,189	$(81,184)
Add: stock-based compensation	114,201	145,769	228,915	295,092
Add: employer payroll taxes related to stock-based compensation	10,760	3,825	17,045	11,331
Adjusted income from operations	$135,035	$107,849	$260,149	$225,239
Adjusted operating margin	25%	23%	25%	24%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$90,192	$62,431	$277,568	$97,908
Add: cash paid for employer payroll taxes related to stock-based compensation	9,770	3,933	16,046	13,457
Less: purchases of property and equipment	(3,934)	(5,458)	(8,689)	(20,673)
Adjusted free cash flow	$96,028	$60,906	$284,925	$90,692
Adjusted free cash flow margin	18%	13%	27%	10%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$28,127	$(179,329)	$44,929	$(280,708)
Add: net income (loss) attributable to noncontrolling interests	(255)	—	2,094	—
Less: interest income	(30,310)	(1,472)	(51,163)	(2,019)
Add: interest expense	1,317	670	2,592	1,264
Add: other (income) expense, net	9,024	135,798	11,885	195,668
Add: provision for income taxes	2,171	2,588	3,852	4,611
Add: depreciation and amortization	8,399	4,895	16,719	9,207
Add: stock-based compensation	114,201	145,769	228,915	295,092
Add: employer payroll taxes related to stock-based compensation	10,760	3,825	17,045	11,331
Adjusted EBITDA	$143,434	$112,744	$276,868	$234,446
Adjusted EBITDA margin	27%	24%	26%	26%

Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Earnings (Loss) Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$28,127	$(179,329)	$44,929	$(280,708)
Add: stock-based compensation	114,201	145,769	228,915	295,092
Add: employer payroll taxes related to stock-based compensation	10,760	3,825	17,045	11,331
Less: income tax effects and adjustments (1)	(33,539)	8,615	(63,939)	(2,122)
Adjusted net income (loss) attributable to common stockholders	$119,549	$(21,120)	$226,950	$23,593
Weighted-average shares used in computing GAAP earnings (loss) per share, diluted	2,278,155	2,054,799	2,252,205	2,045,604
Adjusted weighted-average shares used in computing adjusted earnings (loss) per share, diluted (2)	2,278,155	2,054,799	2,252,205	2,170,385
Adjusted earnings (loss) per share, diluted	$0.05	$(0.01)	$0.10	$0.01
————
(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% and 22.2% for the periods ended 2023 and 2022 respectively.
(2) There was an additional 125 million dilutive securities for the six months ended June 30, 2022 that were excluded from a GAAP perspective due to the Company’s net loss position.